UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 7, 2009

SOUND REVOLUTION INC.
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

Commission File Number: 333-118398

925 West Georgia Street, Suite 1820
Vancouver, British Columbia
Canada V6C 3L2
(Address of principal executive offices)

604.728.2522
(Registrant’s telephone number, including area code)

(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into Material Definitive Agreement

On April 7, 2009, Sound Revolution Inc. (the “Company”) entered into a merger agreement with On4 Communications, Inc. (“On4”) in order to amend some material terms of the original merger agreement entered into on March 12, 2009.  The material terms of the amended agreement, which supplants the original agreement in its entirety, are as follows:

Prior to the Merger Closing:

•	Both parties shall submit the merger to a vote of their shareholders and obtain approval from holders of a majority of both parties’ respective voting shares.
•
The Company shall enter into a Convertible Note in the amount of US$120,000 with Penny Green, the majority shareholder, CEO, a Director and the sole officer of the Company, which shall be convertible into common stock at US$0.10 at the option of the holder, and which shall be due in seven months (the “Note”), and which shall be reduced to US$100,000 if On4 incurs legal fees in excess of US$10,000 in connection with the Merger.

•
The Company will convert debt owed to Penny Green and Bacchus Entertainment Ltd., a company owned and controlled by the Company’s officer and director, Penny Green, into 35,000,000 shares of its common stock at a price of $0.001 per share (the “Control Shares”).

•
The Company will have transferred all of its assets and debts, other than the Note and any debt owing to Penny Green or Bacchus Entertainment Ltd., to its wholly owned subsidiary, Charity Tunes Inc., a Delaware company.

•	The Company will not have issued any securities other than the Note and the Control Shares, unless such issuance had been approved in writing by On4.

Upon the Merger Closing, the following shall apply to the surviving entity (the “New Entity”):

•	It shall adopt the articles and bylaws of the Company, and the name of the surviving entity shall be Sound Revolution Inc.
•	the directors shall be Cameron Robb, Penny Green and Catherine Leblanc
•	Cameron Robb shall be the CEO.

Upon the Merger Closing:

•
The New Entity shall raise a minimum of US$150,000 through a direct offering of units (the “First Financing”) registered on a Form S-1 (the “Prospectus”) at a price to be determined by the New Entity, with each unit comprised of one common share and one half warrant to purchase one common share at a price of US$1.00 for a period of 12 months (the “Units”).

•
all notes payable by On4 in excess of US$100,000 shall be converted to equity at a price to be mutually agreed on by On4 and the specific creditor or receive a repayment extension of no less than six months and with an annual interest rate not to exceed 12%.

After Raising a Minimum of $150,000:

•	$150,000 shall be repaid to Penny Green towards the outstanding loans owed to her, or companies controlled by her. Upon receipt of the $150,000 payment:
o
Charity Tunes Inc. shall be sold to Bacchus Filings Inc., a company controlled by Penny Green, in consideration for which Bacchus Filings Inc. shall assume the entire amount of loan owing to Penny Green or Bacchus Entertainment Ltd., exclusive of the Note;

o	The New Entity shall change its name to On4 Communications, Inc.
o	Penny Green, and all companies controlled by Penny Green, will cancel all but 236,066 of the Company’s shares owned by them;
o	Penny Green and Catherine LeBlanc shall resign as directors, and Gordon Jessup shall be appointed as a director;
o	Other than the Note, all debts of the Company shall be extinguished.

Item 9.01 Exhibits

(c)	Exhibits.The following exhibits are included as part of this report:

	10.1	Merger Agreement between the Company and On4 Communications, Inc. dated April 7, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 9, 2009	Sound Revolution Inc.
(Registrant)

By:	/s/ Penny Green
President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Treasurer, Secretary